Exhibit 10.3

AMENDMENT NUMBER EIGHT

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and among

PENNYMAC LOAN SERVICES, LLC,

PENNYMAC HOLDINGS, LLC,

PENNYMAC CORP.

and

CITIBANK, N.A.

This AMENDMENT NUMBER EIGHT (this “Amendment Number Eight”) is made this 6th day of August, 2019, by and among PENNYMAC CORP. (“PMAC”), PENNYMAC HOLDINGS, LLC (together with PMAC, each a “Seller” and collectively, the “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Servicer and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Sellers and Servicer represent to Buyer that the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments. Effective as of August 6, 2019 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean August 4, 2020, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b)Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from August 6, 2019 to August 4, 2020, Sellers agree to pay to Buyer an additional commitment fee for the period beginning on August 6, 2019 through August 4, 2020, equal to the 2019 Commitment Renewal Fee.  The 2019 Commitment Renewal Fee shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim.  The  2019 Commitment Renewal Fee shall be paid in twelve installments, each equal to the 2019 Commitment Renewal Fee Installment Amount. The first 2019 Commitment Renewal Fee Installment Amount shall be paid on or prior to August 6, 2019 and each subsequent installment shall be payable on or prior to the 15th day of each succeeding month (or in each case if such date is not a Business Day, the preceding Business Day).  Buyer may, in its sole discretion, net all or any portion of the 2019 Commitment Renewal Fee then due and payable from the proceeds of any Purchase Price paid to Seller.  The 2019 Commitment Renewal Fee is and shall be deemed to be fully earned as of August 6, 2019 and non-refundable when paid.

Section 2.Effectiveness.  This Amendment Number Eight shall become effective as of the date that the Buyer shall have received:

(a)counterparts of this Amendment Number Eight duly executed by each of the parties hereto; and

(b)counterparts of that certain Amendment Number Five to the Second Amended and Restated Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 3.

Section 4.Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Eight (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 5.Representations.  Sellers and Servicer hereby represent to Buyer that as of the date hereof, the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 6.Binding Effect; Governing Law.  This Amendment Number Eight shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER EIGHT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 7.Counterparts.  This Amendment Number Eight may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 8.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Eight need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Eight to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.,
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

PENNYMAC HOLDINGS, LLC,
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, NA